Exhibit 10.48

SECOND AMENDMENT TO LEASE

THIS SECOND AMENDMENT TO LEASE dated as of January 31, 2008 (“Second Amendment”) is made by and between EAST KEENE RE LLC, a Delaware limited liability company having an office at 7 Corporate Drive, Keene, New Hampshire 03431 (“Landlord”) and MERRIMACK SERVICES CORPORATION, a Delaware corporation having an office at 730 Milford Road, Merrimack, New Hampshire 03054 (“Tenant”).

WHEREAS, Landlord is the owner of certain real property known as and by the street address 10 Optical Avenue, Keene, New Hampshire (the “Real Property”);

WHEREAS, Tenant occupies a portion of the Real Property (the “Premises”) pursuant to that certain Lease Agreement dated November 16, 2000, between Landlord’s predecessor-in-interest, Whatman, Inc., as landlord, and Tenant, as Tenant, as modified by that certain First Amendment to Lease dated as of April 21, 2006 (together, and as so amended, the “Lease”) and as such Premises are more particularly described in the Lease;

WHEREAS, Tenant has provided Landlord with written notice of its election to exercise its option to extend the Lease for a two-year period commencing on May 23 2008 and ending on May 22, 2010 (the “Second Option Period”) in accordance with the terms thereof;

WHEREAS, Landlord and Tenant desire to enter into this Second Amendment to confirm the extension of the term of the Lease and the rent payable by Tenant during the remaining term of the Lease as so extended.

NOW, THEREFORE, in consideration of the mutual agreements set forth herein and other good and valuable consideration, Landlord and Tenant hereby agree as follows:

1. Capitalized Terms. Except as otherwise expressly set forth herein, all capitalized terms used herein shall have the meanings set forth in the Lease.

2. Term. The term of the Lease is hereby extended to May 22, 2010.

3. Rent. The base rent for the Second Option Period shall be $11,936.60 per month inclusive of the rent for the parking area, subject to increase per CPI in accordance with Subsection 4(c) of the Lease.

4. No Remaining Options. Landlord and Tenant acknowledge that Tenant has no remaining options to extend the term of the Lease.

5. Entire Amendment. Except as expressly amended hereby, all of the terms, conditions and provisions of the Lease shall remain in full force and effect.

6. Successors and Assigns. This Second Amendment shall be binding on Landlord and Tenant and their respective successors and permitted assigns.

IN WITNESS WHEREOF. Landlord and Tenant have each executed this Second Amendment as of the date first written above.

WITNESS:	LANDLORD:

/s/ S. McPherson	By:	/s/ Noel M. Spear
S. McPherson	Name:	Noel M. Spear
	Title:	Vice President of Real Estate

WITNESS:	TENANT:
Merrimack Services Corporation
/s/ Jessica Scalese
Jessica Scalese	By:	/s/ Robert Pratt
	Name:	Robert Pratt
	Title:	V.P. Facilities & Site Services